Exhibit 5.1

December 30, 2014

Board of Directors
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas, 77008

Re:       Form S-1 Registration Statement
            File No. 333-182010

Ladies and Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of The Mint Leasing, Inc. (the “Company”) covered by a Form S-1 Registration Statement (the “Registration Statement”)(File No. 333-182010), filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the registration of up to $42,000,000 shares of common stock, $0.001 par value per share (the “Shares”) to be offered by the Company. The Shares will be sold from time to time as set forth in the Registration Statement, any amendments thereof and the prospectus included in the Registration Statement (the “Prospectus”).  All of such Shares are being sold directly by the Company in accordance with the terms of the Registration Statement and Prospectus (including but not limited to the “Plan of Distribution” set forth therein).  As to certain matters that were not readily ascertainable, we have relied upon the representations, warranties, and statements of fact of the Company contained in the Registration Statement and Prospectus, including any documents referenced therein, and we have not sought to independently verify such matters.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto (although we provide no opinion regarding the adequacy and accuracy of such Registration Statement and/or the disclosures therein), (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the Securities, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and Prospectus to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act) and that the Prospectus delivery requirements with respect thereto will be complied with; (vi) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement, Prospectus and the Securities Act; (vii) Subscription Agreements in the form of exhibit 99.1 to the Registration Statement (as amended and supplemented from time to time) have been duly executed and delivered by the various investors and duly executed and delivered by the Company, and further that the performance by the Company of the Subscription Agreements will be duly authorized by all necessary action (corporate or otherwise) of the Company; and (viii) all Shares will be issued and sold in compliance with applicable federal and state securities laws (including, but not limited to, applicable state securities or “blue sky” laws) and in the manner specified in the Registration Statement and Prospectus.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that the Shares, when offered, issued and paid for as described in the Registration Statement and Prospectus and pursuant to the Subscription Agreements, will be validly issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We have also assumed that when sold as described in the Registration Statement, that the Company will receive the full amount of the consideration for which the Board authorized the issuance of the Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if uncertificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares.  We express no opinion as to the enforceability of the Subscription Agreements.  We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.  Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares, the Registration Statement or the Prospectus.

This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and the Prospectus.  We assume no duty to communicate to you with respect to any matter which comes to our attention after the effective date of the Registration Statement or any changes in law that may thereafter occur.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC